Exhibit 99.1

Jury Verdict Announced in Star Scientific Patent Infringement Lawsuit Against RJ Reynolds

June 16, 2009 – Petersburg, VA – Star Scientific Inc. (NASDAQ: STSI) announced today that the jury in the trial of the company’s patent infringement lawsuit concluded its deliberations. The jury found that the two Star patents at issue in the case were not valid, and were not infringed. The company issued the following statement:

Our counsel will file a motion with the US District Court for Judgment as a Matter of Law or a New Trial within the next ten days. If that motion is not granted, our appellate counsel then will file a notice of our intent to appeal the verdict with the United States Court of Appeals for the Federal Circuit as soon as practically possible.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Star Scientific, Inc. and its consolidated subsidiaries ( collectively, the “Company”) has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include, without limitation, the challenges inherent in new product development initiatives, the uncertainties inherent in the progress of scientific research, the Company’s ability to raise additional capital in the future necessary to maintain its business, potential disputes concerning the Company’s intellectual property, risks associated with litigation regarding such intellectual property, potential delays in obtaining any necessary government approvals of the Company’s low-TSNA tobacco products, market acceptance of the Company’s new smokeless tobacco products, competition from companies with greater resources than the Company, the Company’s decision not to join the Master Settlement Agreement (“MSA”), the effect of state statutes adopted under the MSA, and the Company’s dependence on key employees and on its strategic relationships with Brown & Williamson Tobacco Corporation in light of its combination with RJ Reynolds Tobacco Company, Inc. The impact of potential litigation, if initiated against or by individual states that have adopted the MSA, could be materially adverse to the Company.

Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. See additional discussion under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 16, 2009, and other factors detailed from time to time in the Company’s other filings with the SEC, available at www.sec.gov. All information in this release is as of March 16, 2009, and the Company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About Rock Creek Pharmaceuticals

Rock Creek Pharmaceuticals develops pharmaceutical products for treatment of addiction and other neurological disorders. The company supports third-party academic, educational and therapeutic advances in both these areas of research. Rock Creek has scientific and research offices in Gloucester, MA.

About Star Scientific

Star Scientific is a technology-oriented tobacco company with a toxin reduction mission. It is engaged in the development of dissolvable smokeless tobacco products that deliver fewer carcinogenic toxins (principally tobacco specific nitrosamines, or TSNAs), through the utilization of the innovative StarCured® tobacco curing technology, and in sublicensing that technology to others. Star Scientific has a Corporate and Sales Office in Petersburg, VA, an Executive, Scientific & Regulatory Affairs office in Bethesda, MD, and manufacturing facilities in Chase City, VA.

See Star’s website at: http://www.starscientific.com

Contact:

Sara Troy Machir

Vice President, Communications & Investor Relations

smachir@starscientific.com

(301) 654-8300